Exhibit 99.1

News Release
COMPELLENT ANNOUNCES RECORD THIRD QUARTER 2009 RESULTS
16th Consecutive Quarterly Revenue Increase Driven by Growing Customer Adoption of
Compellent’s Efficient, Scalable and Cost-Effective Storage
EDEN PRAIRIE, Minn., October 28, 2009 — Compellent Technologies, Inc. (NYSE: CML) today announced strong growth in revenue, profitability and cash generation for the third quarter ended September 30, 2009. Compellent’s dynamic storage technology allows organizations to manage data at the block level with built-in automation which improves efficiency and reduces capital and administration costs.
Highlights for Q3 include:
•	Revenue increased 31 percent from the same quarter last year and 12 percent from the second quarter of 2009 to $32.2 million. This was the company’s 16th consecutive quarterly increase in revenue.

•	Total installed base grew to 1,627 end-user customers, an increase of 136 new users from the previous quarter.

•	GAAP net income totaled $2.3 million, or $0.07 per share. Non-GAAP net income was $3.2 million, or $0.10 per share, adjusting for non-cash stock compensation expense.

•	Cash and investments were $109.0 million compared with $104.6 million at June 30, 2009. The company has generated $10.5 million in cash from operations during the first nine months of 2009.
“We believe our third quarter results demonstrate strong momentum as customers see the value proposition of our efficient, scalable storage solutions,” said Phil Soran, president and CEO of Compellent. “This quarter we experienced strength across all geographies and a growing awareness of the Compellent solution. As the demand for efficient storage technologies continue, regardless of whether companies are virtualizing IT, building private clouds or buying cloud services, we continue to gain traction in the marketplace.”
Additional Q3 financial highlights include:
•	GAAP operating income was $2.1 million, or 6.5 percent of revenue, compared to GAAP operating loss of $168,000 in the same quarter last year. Non-GAAP operating income was $3.0 million, or 9.5 percent of revenue, compared to $380,000, or 1.5 percent of revenue in the same quarter last year.

•	Revenue totaled $89.0 million for the first nine months of 2009, which is a 39 percent increase compared to $63.9 million in the same period last year.

•	Net income was $3.5 million, $0.11 per share, for the first nine months of 2009 versus a net loss of $1.8 million, or $0.06 per share, in the same period last year.

“We believe Compellent’s storage platform is appealing for enterprises of all sizes because, at its heart, it is an architecture that has the future built in. It is designed to be open and flexible, which we believe makes it the ideal engine for the cutting-edge IT infrastructures of today — such as cloud computing offerings from Savvis.” said Mr. Soran.
Compellent’s innovative technology automatically manages block level data and is designed to significantly lower storage and infrastructure capital expenditures. We believe Compellent’s flexible Dynamic Block Architecture makes it the ideal data storage engine for a cloud computing environment, and it is also efficient in a more typical virtualized enterprise data center. Compellent features — like automated tiered storage, thin provisioning and thin replication — can optimize performance, lower energy costs, and provide a cost-effective storage solution.
Conference Call
The company has scheduled a conference call to discuss its third-quarter results and current business developments today, October 28, at 4:30 p.m. ET. To access the call, dial 877-941-2928 domestically or 480-629-9725 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at 800-406-7325 for U.S. callers or 303-590-3030 for those calling outside the U.S. The password required to access the replay is 4166750#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its fourth-quarter 2009 financial results.
Non-GAAP Measures
To supplement the company’s Statements of Operations presented in accordance with GAAP, the company uses non-GAAP measures for operating income (loss) and net income (loss). In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measures. This reconciliation adjusts the related GAAP financial measures to exclude stock-based compensation expense. The company believes the presentation of these non-GAAP financial measures enhance the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP operating income (loss) and net income (loss) is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the anticipated demand for the company’s storage solution, the growing base of end users, the company’s ability to lower storage costs for end users, the company’s momentum and growth, the company’s marketing positioning, and the advantages of the company’s business model are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including unfavorable economic and market conditions, lessening demand in the information technology market, slower than expected growth of the small-to-medium sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended September 30, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law. Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact:
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Revenues
Product	$22,987	$19,501	$64,564	$51,416
Support and services	9,225	5,109	24,437	12,519

Total revenues	32,212	24,610	89,001	63,935

Cost of revenues
Cost of product	10,957	9,338	32,089	24,716
Cost of support and services	2,825	2,064	8,232	5,078

Total cost of revenues	13,782	11,402	40,321	29,794

Gross profit	18,430	13,208	48,680	34,141

Operating expenses
Sales and marketing	11,386	9,041	32,052	25,823
Research and development	3,276	2,452	9,160	7,111
General and administrative	1,680	1,883	4,630	5,087

Total operating expenses	16,342	13,376	45,842	38,021

Operating income (loss)	2,088	(168)	2,838	(3,880)

Interest income	465	632	1,380	2,125

Income (loss) before taxes	2,553	464	4,218	(1,755)

Income tax expense	(294)	—	(699)	—

Net income (loss)	$2,259	$464	$3,519	$(1,755)

Net income (loss) per weighted average share, basic	$0.07	$0.02	$0.11	$(0.06)

Weighted average shares, basic	30,818	30,523	30,732	30,434

Net income (loss) per weighted average share, diluted	$0.07	$0.01	$0.11	$(0.06)

Weighted average shares, diluted	31,944	31,695	31,682	30,434

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$32,292	$51,989
Short-term investments	28,813	29,146
Accounts receivable, net	30,664	19,167
Inventories, net	4,155	3,564
Other current assets	3,088	1,592

Total current assets	99,012	105,458

Long-term investments	47,932	19,153
Property and equipment, net	4,648	3,446

Total assets	$151,592	$128,057

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,121	$2,885
Accrued compensation	5,352	4,834
Accrued liabilities	1,351	1,480
Deferred revenue, current	21,800	15,128

Total current liabilities	35,624	24,327

Deferred revenue, non-current	9,950	5,464

Stockholders’ equity	106,018	98,266

Total liabilities and stockholders’ equity	$151,592	$128,057

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	For the Nine Months
	Ended September 30,
	2009	2008
Operating activities
Net income (loss)	$3,519	$(1,755)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,700	1,136
Stock-based compensation expense	3,033	1,538
Changes in operating assets and liabilities	2,273	1,656

Net cash provided by operating activities	10,525	2,575

Investing activities
Purchases of property and equipment	(2,902)	(1,735)
Purchases of investments, net	(28,271)	(37,953)

Net cash used in investing activities	(31,173)	(39,688)

Net cash provided by financing activities	951	543

Net decrease in cash and cash equivalents	(19,697)	(36,570)

Cash and cash equivalents, beginning of period	51,989	82,382

Cash and cash equivalents, end of period	$32,292	$45,812

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF CONSOLIDATED GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
OPERATING INCOME (LOSS):
GAAP operating income (loss)	$2,088	$(168)	$2,838	$(3,880)

Stock-based compensation expense:
Cost of product	10	54	36	141
Cost of support and services	18	—	156	—
Sales and marketing	405	253	1,298	688
Research and development	139	107	552	301
General and administrative	386	134	991	408

Total stock-based compensation expense	958	548	3,033	1,538

Non-GAAP operating income (loss)	$3,046	$380	$5,871	$(2,342)

NET INCOME (LOSS):
GAAP net income (loss)	$2,259	$464	$3,519	$(1,755)
Add back: stock-based compensation expense	958	548	3,033	1,538

Non-GAAP net income (loss)	$3,217	$1,012	$6,552	$(217)

Non-GAAP net income (loss) per weighted average share, diluted	$0.10	$0.03	$0.21	$(0.01)
Weighted average shares, diluted	31,944	31,695	31,682	30,434